Exhibit 23


                         CONSENT OF INDEPENDENT AUDITOR


As an independent auditor, I hereby consent to the incorporation by reference in the RCM Technologies, Inc. Registration Statement on Form S-8 (File No. 333-48089) of my report dated May 6, 1998 with respect to the financial statements of Global Technology Solutions, Inc. and my report dated May 8, 1998 with respect to the financial statements of Northern Technical Services, Inc., included in the RCM Technologies, Inc. Current Report on Form 8-K dated June 12, 1998 filed with the Securities and Exchange Commission.


                                                  /s/ Frank B. Morris, CPA



June 17, 1998
Bala Cynwyd, PA



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